CUSIP No.	SCHEDULE 13D	Page 10 of 10 Pages

Exhibit 99.1

JOINT FILING AGREEMENT

This JOINT FILING AGREEMENT is entered into as of December 23, 2015, by and among the signatories hereto. The undersigned hereby agree that the Statement on Schedule 13D with respect to the shares of common stock, par value $0.0001 per share, of Onvia, Inc., a Delaware corporation, is, and any amendment thereafter signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: December 23, 2015

Asamara, LLC

By:	Ellbar Partners Management, LLC

	By:	/s/ Stephen J. Heyman
Stephen J. Heyman, Manager

Ellbar Partners Management, LLC

By:	/s/ James F. Adelson
James F. Adelson, Manager

By:	/s/ Stephen J. Heyman
Stephen J. Heyman, Manager

/s/ James F. Adelson
James F. Adelson

/s/ Stephen J. Heyman
Stephen J. Heyman

Nadel and Gussman Energy, LLC

By:	Nadel and Gussman Management, LLC

	By:	/s/ James F. Adelson
James F. Adelson, Manager